SECURITY AGREEMENT

SECURITY AGREEMENT (this “Agreement”), dated as of August 23, 2013, between OSO BEVERAGES CORP., a Delaware corporation with an address at 501 Madison Avenue, Suite 501, New York, New York 10022 (the “Company”); [ ] and [ ] (collectively, the “Secured Parties”), as holders of the Company’s Secured Promissory Notes of even date herewith in the aggregate principal amount of $90,000 (the “Notes”); and CORE EQUITY GROUP LLC, a Delaware limited liability company with an address at 501 Madison Avenue, Suite 501, New York, New York 10022 (the “Collateral Manager”).

INTRODUCTION

WHEREAS, the Secured Parties have extended credit or will extend credit to the Company represented by the Notes which have been executed by the Company in favor of each of the Secured Parties; and

WHEREAS, in consideration of, and as a condition to, the extension of credit under the Notes, the Company wishes to grant a security interest in certain collateral to the Secured Parties.

NOW, THEREFORE, the parties hereby agree as follows:

1. Grant of a Security Interest. To secure the prompt payment, observance and performance in full of each and every obligation (collectively, the “Obligations”) of the Company under the Notes, the Company hereby grants to the Secured Parties a continuing priority security interest in, and lien upon, the Collateral (as defined in Section 3), subject to no prior lien, encumbrance, charge, or security interest.

2. Definitions and Construction.

(a) All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Uniform Commercial Code as in effect in the State of New York (the “UCC”).

(b) Unless the context of this Agreement requires otherwise: (a) references in this Agreement to sections, schedules and exhibits are to sections of, and schedules and exhibits to, this Agreement; (b) words in the singular include the plural and in the plural include the singular; (c) the word “or” connotes both the disjunctive and conjunctive of the terms affected, unless otherwise expressly stated; (d) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (e) the terms “include”, “includes” “including” and derivative or similar words shall be deemed to include the phrase “without limitation”; (f) the phrase “ordinary course of business” and “ordinary course of business consistent with past practice” refer to the business and practice of the Company; and (g) words of any gender include each other gender. As used in this Agreement, any reference to any event, change or effect being “material” or “materially adverse” or having a “material adverse effect” on or with respect to any entity (or group of entities taken as a whole) means such event, change or effect is material or materially adverse, as the case may be, to the business, condition (financial or otherwise), properties, assets (including intangible assets), liabilities (including contingent liabilities), prospects or results of operations of such entity (or, if with respect thereto, of such group of entities taken as a whole). Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified.

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3. Collateral. (a) The collateral covered by this Agreement (the “Collateral”) consists of the following:

(i) The following property:

(A) Accounts Receivable. All Accounts, Chattel Paper, contracts and contract rights relating to the production financing provided to the Company by the Secured Parties and evidenced by the Notes (“Production Financing”) and any Accounts Receivable related thereto, including, but not limited to, proceeds of inventory and returned goods and proceeds from the sale of goods and services, and all rights, liens, securities, guaranties, remedies and privileges related thereto, including the right of stoppage in transit and rights and property of any kind forming the subject matter of any of the foregoing; and

(B) Inventory. All inventory wherever located, relating to the Production Financing including, but not limited to, all raw materials, parts, containers, work in process, finished goods, goods in transit, wares and goods returned for credit, repossessed, reclaimed or otherwise reacquired by the Company; and

(C) Documents of Title. All documents of title and other property relating to the Production Financing from time to time received, receivable or otherwise distributed in respect of, exchange or substitution for or addition to any of the foregoing.

(b) Any and all Collateral described or referred to in this Agreement which is hereafter acquired shall, and without any further conveyance, assignment or act on the part of the Company or the Secured Parties, become and be subject to the security interest created hereby as fully and completely as though specifically described herein.

4. Company’s Representations and Warranties. The Company represents, warrants, and agrees that:

(a) The Company owns the Collateral free and clear of any lien other than Permitted Liens set forth in Exhibit A.

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(b) The Company has all necessary corporate power and authority and has taken all corporate action necessary to execute, deliver and perform this Agreement and the Notes and to encumber and grant a security interest in the Collateral.

(c) There is no effective financing statement or other instrument similar in effect covering all or any part of the Collateral on file in any recording office other than one or more financing statements filed with respect to Premier Beverage Group Corp., the parent corporation of the Company (“Parent Filings”) with respect to the Permitted Liens.

(d) Subject to the Parent Filings, this Agreement creates a valid first priority security interest of the Secured Parties in the Collateral securing payment of the Obligations. Upon the filing of the financing statements and the other instruments similar in effect in accordance with Sections 5(b) and 5(c), subject to the Parent Filings, the Secured Parties will have a valid and perfected first priority lien on, and security interest in the Collateral.

(e) No consent, authorization, approval or other action by, and no notice to or filing with, any governmental authority, regulatory body, lessor, franchiser or other person or entity is required for the grant by the Company of the security interest granted hereby or for the execution, delivery or performance of this Agreement by the Company or for the perfection or exercise by the Secured Parties of its rights and remedies hereunder, except filings of financing documents in accordance with Sections 5(b) and 5(c).

(f) The Company does not transact any part of its business under any trade names, division names, assumed names or other name, except for its name set forth in the preamble hereto, “OSO” or “OSO ENERGY”; the Company’s principal business address and chief executive office is as set forth in the preamble hereto; and the Company’s records concerning the Collateral are kept as such address.

(g) To the best of the Company’s knowledge, each Account constituting Collateral and Chattel Paper is genuine and enforceable in accordance with its terms against the party obligated to pay it (the “Account Debtor”), and, to the best of the Company’s knowledge, no Account Debtor has any defense, setoff, claim or counterclaim against the Company which can be asserted against the Secured Parties, whether in any proceeding to enforce the Collateral or otherwise.

(h) The Company will deliver to the Secured Parties at the request of the Secured Parties a schedule of all Accounts and Chattel Paper from time to time as the Secured Parties may reasonably request, but no more often than once per quarter. The amounts represented on such schedules by the Company to the Secured Parties as owing by each Account Debtor or by all Account Debtors are and will be, to the best of the Company’s knowledge, the correct amounts actually and unconditionally owing by the Company’s Account Debtors individually and in the aggregate, except for normal cash discounts where applicable.

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(i) Each Instrument and each Document constituting Collateral is genuine and in all material respects what it purports to be.

(j) All tangible Collateral and all records relating to intangible Collateral are located at the Company’s address listed in the preamble hereto. The Company shall not remove any such Collateral or records from said locations without five days’ prior written notice to the Secured Parties.

5. Company’s Covenants. The Company agrees and covenants that:

(a) The Collateral will be used solely for business purposes of the Company and will remain in the possession or under the control of the Company (sale or replacement in the ordinary course excepted) and will not be used for any unlawful purpose. The Collateral will not be misused, abused, wasted, or allowed to deteriorate (ordinary wear and tear excepted). The Company will keep the Collateral, as appropriate and applicable, in good condition and repair (ordinary wear and tear excepted), and will clean, shelter, and otherwise deal with the Collateral in such ways as are considered good practice by owners of like property.

(b) The Company will execute and promptly file with the appropriate governmental authorities, or deliver to the Secured Parties for filing, UCC-1 Financing Statements with respect to the Collateral. The Company shall, at no cost to the Secured Parties, execute, acknowledge and deliver all such other documents and instruments as the Secured Parties reasonably deems necessary to create, perfect and continue the security interest in the Collateral contemplated hereby. The Company will pay all costs of title searches and filing of financing statements, assignments or other documents in all public offices reasonably requested by the Secured Parties, and will not, without the prior written consent of the Secured Parties, which consent will not be unreasonably withheld, file or authorize or permit to be filed in any public office any financing statement, assignment or other document naming the Company as debtor and not naming the Secured Parties as the Secured Parties.

(c) The Company shall, upon request of the Secured Parties, deliver to the Secured Parties all other documents, instruments and other items as may be reasonably necessary for the Secured Parties to perfect its security interest in the Company’s intellectual property, if any.

(d) The Company will use its best reasonable efforts to defend the Collateral against the claims and demands of all other parties, will keep the Collateral free from all security interests or other encumbrances other than the Permitted Liens listed on Exhibit A hereto; and will not sell, transfer, lease, assign, deliver or otherwise dispose of any Collateral or any interest therein without the prior written consent of the Secured Parties, which consent will not be unreasonably withheld, except that the Company may sell or lease Inventory in the ordinary course of the Company’s business.

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(e) The Company will, at the Secured Parties’ request, mark any and all books and records to indicate the security interest created hereby.

(f) The Company will notify the Secured Parties promptly in writing of any change in the Company’s business address or chief executive office, any change in the address at which records concerning the Collateral are kept and any change in the Company’s name, identity, or organizational or other structure.

(g) The Company will prevent the Collateral or any part thereof from being or becoming an accession to other goods not covered by this Agreement.

(h) The Company shall pay all reasonable expenses, including attorneys’ fees and costs, incurred by the Secured Parties in the preservation, realization, enforcement or exercise of any of the Secured Parties’ rights under this Agreement.

6. Certain Provisions Concerning Collateral.

(a) Upon the occurrence of an Event of Default (defined below) and the principal sum under the Notes being due and payable by acceleration or otherwise, the Secured Parties may notify any or all Account Debtors of the security interest created hereby and may also direct such Account Debtors to make all payments on Collateral to the Secured Parties. In such event, all payments on and from Collateral received by the Secured Parties directly or from the Company shall be applied to the Obligations in accordance with Section 8 and the Secured Parties may demand of the Company in writing, before or after notification to Account Debtors and without waiving in any manner the security interest created hereby, that any payments on and from the Collateral:

(i) shall be held by the Company in trust for the Secured Parties in the same medium in which received;

(ii) shall not be commingled with any assets of the Company; and

(iii) shall be delivered to the Secured Parties in the form received, properly indorsed to permit collection, promptly following their receipt; and

the Company shall comply with such demand. The Company shall also promptly notify the Secured Parties of the return to, or repossession by, the Company of Goods underlying any Collateral, and the Company shall hold the same in trust for the Secured Parties and shall dispose of the same as the Secured Parties directs.

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(b) The Company hereby assigns, transfers, and conveys to the Secured Parties, effective upon the occurrence of any Event of Default hereunder, the nonexclusive right and license to use all Intellectual Property owned or used by the Company together with any goodwill associated therewith, all to the extent necessary to enable the Secured Parties to realize on the Collateral and any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of the Secured Parties and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise.

(c) Until (i) the occurrence of an Event of Default and (ii) the principal sum under the Notes shall become due and payable by acceleration or otherwise (an “Acceleration”), the Company reserves the right to receive all income from or interest on the Collateral consisting of Instruments. Upon such an Event of Default, the Company will not demand or receive any income from or interest on such Collateral other than from Inventory, royalties, licensing fees, milestone payments, research sponsorship payments, joint ventures or loan proceeds and, if the Company receives any such income or interest without any demand by it, the same shall be held by the Company in trust for the Secured Parties in the same medium in which received, shall not be commingled with any assets of the Company and shall be delivered to the Secured Parties in the form received, properly indorsed to permit collection, promptly following its receipt. The Secured Parties may apply the net cash receipts from such income or interests to payment of the Obligations; provided that the Secured Parties shall account for, and pay over to the Company, any such income or interest remaining after payment in full of the Obligations. Until an Acceleration, notwithstanding any provision of this Agreement to the contrary, the Company may conduct its business in the ordinary course and may use its cash, cash equivalents, royalties, licensing fees, milestone payments, research sponsorship payments, interest, dividends, income, proceeds of loans and sales of securities, sales of inventory and joint venture distributions for general corporate purposes.

(d) If an Event of Default has occurred, the Company authorizes the Secured Parties to:

(i) receive any increase in or profits on the Collateral and hold the same as part of the Collateral;

(ii) receive any payment or distribution on the Collateral upon redemption by, or dissolution and liquidation of, the issuer thereof;

(iii) surrender such Collateral or any part thereof in exchange for cash or securities of equivalent fair market value; and

(iv) hold the net cash receipts from any such payment or distribution described in clause (ii) above as part of the Collateral. If the Company receives any such increase, profits, payments, or distributions, the Company will receive and deliver same promptly to the Secured Parties on the same terms and conditions set forth in Section 6(c) respecting income or interest, to be held by the Secured Parties as part of the Collateral.

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(e) The Company hereby assigns to the Secured Parties all sums, including return of premiums, which may become payable under any and all of the Company’s policies of insurance which insure the Collateral, and directs each insurance company issuing any such policy to make payment thereof directly to the Secured Parties.

(f) The Company and the Secured Parties hereby appoint the Collateral Agent (and the Collateral Agent hereby accepts such appointment) to take any action that the Collateral Agent deems reasonably necessary or proper for administration of the Collateral pursuant to Sections 6 and 8 hereof following the occurrence of an Event of Default and an Acceleration, including but not limited to providing assistance as the Collateral Agent deems reasonably necessary to the Company and the Secured Parties to sell or otherwise deal with any or all of the Collateral or Proceeds thereof in a commercially reasonable manner. The Company and the Secured Parties agree that the Collateral Agent may act as the designee of the Company and/or the Secured Parties, as the Company and/or the Secured Parties may request following the occurrence of an Event of Default and an Acceleration, with respect to any rights or obligations of the Company and/or the Secured Parties pursuant to Sections 6 and 8 hereof.

7. Events of Default. The occurrence of any “Event of Default” under the Notes, or any material breach of this Agreement by the Company, shall constitute an “Event of Default” under this Agreement.

8. Remedies on Default. Upon the occurrence of an Event of Default, the Secured Parties shall have all rights, privileges, powers and remedies provided a secured party under the UCC and any other applicable law and such additional rights, privileges, powers and remedies as are set forth herein. Without limiting the foregoing, upon the existence or occurrence of any Acceleration:

(a) The Secured Parties may require the Company to assemble the Collateral and make it available to the Secured Parties at a place or places designated by the Secured Parties, and the Secured Parties may use and operate the Collateral. At any time following the occurrence of an Acceleration and during the continuation thereof, the Secured Parties shall have full power, in its own name or that of the Company, to collect, endorse, compromise, settle, sell or otherwise deal with any or all the Collateral or Proceeds thereof in a commercially reasonable manner.

(b) The Secured Parties may, in a commercially reasonable manner, sell, lease or otherwise dispose of and deliver any or all Collateral at public or private sale, for cash, upon credit or otherwise, at such prices and upon such terms as the Secured Parties deems commercially reasonable. Any requirement of reasonable notice shall be met if such notice is mailed postage prepaid to the Secured Parties at its address set forth herein at least ten days before the time of sale or other disposition. The Secured Parties may be the purchaser at any such sale, if it is public, and in such event the Secured Parties shall have all rights of a good faith, bona fide purchaser for value from a secured party after a default. The proceeds of any sale may be applied (in whatever order and manner the Secured Parties elects in its sole discretion) to all costs and expenses of sale, including payment of the Obligations, and any remaining proceeds shall be applied in accordance with Article 9, Part 5, of the UCC. The Company shall remain liable to the Secured Parties for any deficiency.

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(c) Without in any way requiring notice to be given in the following time and manner, the Company agrees that any notice by the Secured Parties of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Company if such notice is mailed by regular or certified mail, postage prepaid, at least ten days prior to such action, to the Company’s address specified above or to any other address which the Company has specified in writing to the Secured Parties as the address to which notices hereunder shall be given to the Company.

(d) After an Acceleration, the Secured Parties may demand, collect and sue on any of the Accounts and Chattel Paper (in either the Company’s or the Secured Parties’ name at the latter’s option); may enforce, compromise, settle, or discharge such Collateral without discharging the Obligations or any part thereof; and may endorse the Company’s name on any and all checks, commercial paper, and any other Instruments pertaining to or constituting Collateral.

(e) The Company will deliver to the Secured Parties, upon demand, all Documents and Chattel Paper (duly indorsed to the Secured Parties) constituting, representing, or relating to the Collateral or any part thereof, and any schedules, invoices, shipping documents, delivery receipts, purchase orders, contracts, or other documents representing or relating to the Collateral or any part thereof.

9. Payments After an Event of Default. All payments received and amounts realized by the Secured Parties pursuant to Section 8, including all such payments and amounts received after the entire unpaid principal of, and interest on, the Notes has been declared due and payable, as well as all payments or amounts then held or thereafter received by the Secured Parties as part of the Collateral while an Event of Default shall be continuing, shall be promptly applied and distributed to the Secured Parties in the following order of priority:

(a) first, to the payment of all reasonable costs and expenses, including reasonable attorneys’ fees and expenses, incurred or made hereunder by the Secured Parties, including any such costs and expenses of foreclosure or suit, if any, and of any sale or the exercise of any other remedy under Section 8, and of all taxes, assessments, or liens superior to the lien granted under this Agreement, except any taxes, assessments, or other superior lien subject to which any said sale under Section 8 may have been made; and

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(b) second, to the payment to the Secured Parties of the amount then owing or unpaid on the Notes, with application on the Notes to be made first to the unpaid interest thereon (if any), and second, to the unpaid principal thereof, such application to be made upon presentation of the Notes and the notation thereon of the payment, if partially paid, or the surrender and cancellation thereof, if fully paid shall be made; and

(c) third, to the payment of the balance or surplus, if any, to the Company, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

10. Power of Attorney. The Company hereby appoints each of the Secured Parties and the Collateral Agent, jointly and severally, the attorney-in-fact of the Company to (i) prepare, sign and file or record, for the Company, in the Company’s name, any financing statement and to take any other action reasonably deemed by the Secured Parties necessary or desirable to perfect and continue the security interest of the Secured Parties hereunder, and to perform any obligations of the Company hereunder, at the Company’s expense, but without obligation to do so; and (ii) after an Acceleration, to take any and all actions necessary or appropriate to collect, compromise, settle, sell, or otherwise deal with any or all of the Collateral or proceeds thereof and to obtain, adjust, settle, and cancel any policies of insurance referred to herein. Such power of attorney is coupled with an interest and is irrevocable so long as any of the Obligations remains outstanding.

11. Secured Parties’ Right to Cure; Reimbursement. If the Company should fail to do any act as herein provided, the Secured Parties may, but shall have no obligation to do so, with reasonable notice to the Company, and without releasing the Company from any obligation hereof, make or do the same in such manner and to such extent as the Secured Parties may deem necessary to protect the Collateral, including without limitation, the defense of any action purporting to affect the Collateral or the rights or powers of the Secured Parties hereunder, at the Company’s expense. The Company shall reimburse the Secured Parties for reasonable expenses incurred under this Section 11.

12. Miscellaneous.

(a) This Agreement, together with the covenants and warranties contained in it, shall inure to the benefit of the Secured Parties and its permitted successors, assigns, heirs and personal representatives, and shall be binding upon the Company, the Collateral Agent and their respective successors and assigns.

(b) All notices and other communications provided for hereunder shall be in writing and, if to the Company, the Collateral Agent or the Secured Parties, mailed or delivered to it, addressed to it at the address specified in the preamble hereto, or as to any party hereto at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section 12. All such notices and other communications shall, when mailed, be effective when deposited in the mails, addressed as aforesaid.

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(c) This Agreement shall terminate on the satisfaction in full of all the Obligations for the payment of money under the Notes and, on such termination, the Secured Parties shall take all steps reasonably requested by the Company to release the security interest granted in the Collateral hereunder; provided, however, that if after receipt of any payment of any payment of all or any part of the Obligations, the Secured Parties are for any reason compelled to surrender such payment to any person or entity, because such payment is determined to be void or voidable as a preference, an impermissible setoff, or a diversion of trust funds or for any other reason relating to the Company’s status, this Agreement shall continue in full force notwithstanding any contrary action which may have been taken by the Secured Parties in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Secured Parties’ rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

(d) If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

(e) The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

(f) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(g) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws. Unless otherwise defined herein, terms defined in Articles 8 and 9 of the UCC are used herein as therein defined. Any action, suit, or proceeding arising out of, based on, or in connection with this Agreement or the transactions contemplated hereby may be brought in the United States District Court for the Southern District of New York and each party covenants and agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit, or proceeding, any claim that it or he is not subject personally to the jurisdiction of such court, that its or his property is exempt or immune from attachment or execution, that the action, suit, or proceeding is brought in an inconvenient forum, that the venue of the action, suit, or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

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(h) No course of dealing and no delay or omission on the part of the Secured Parties in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the Secured Parties’ rights, powers, or remedies. No right, power or remedy conferred by this Agreement upon the Secured Parties shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently.

(i) This Agreement, together with the Notes and that certain Subscription Agreement relating to the issuance of shares of common stock of Premier Beverage Group Corp., the parent corporation of the Company, sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements among them concerning such subject matter and may be modified only by a written instrument duly executed by the party intended to be bound thereby.

(j) In the absence of willful misconduct taken or omitted in bad faith, gross negligence, or other action which, by clear and convincing evidence, greatly departs from commercially reasonable conduct, the Secured Parties shall not be liable to the Company or any other person for any act or omission, any mistake of fact or any error of judgment in exercising any right or remedy granted herein.

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IN WITNESS WHEREOF, the parties have executed this Security Agreement on the date set forth above.

OSO BEVERAGES CORP.

By: ______________________________

Name: Fouad Kallamni

Title: President

SECURED PARTIES

_______________________________

[                                    ]

[                                    ]

_______________________________

[                                    ]

CORE EQUITY GROUP LLC

By: ______________________________

Name: Jon Buttles

Title: President

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Exhibit A

Permitted Liens

[                                        ] blanket liens on Premier Beverage Group Corp. filed on February 29, 2012 (as successor in interest to [                                          ] and on June 6, 2013.

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